                                                                Exhibit 4.1

                        [TOWER REALTY TRUST, INC. LOGO]

                            [STATUE OF LIBERTY ART]

INCORPORATED UNDER THE LAWS
 OF THE STATE OF MARYLAND

SEE REVERSE FOR IMPORTANT NOTICE
  ON TRANSFER RESTRICTIONS AND
       OTHER INFORMATION

                                                        CUSIP 89185E 10 9

This Certifies that



is the owner of

            FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $0.01 PER SHARE, OF

Tower Realty Trust, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:



                [TOWER REALTY TRUST, INC. CORPORATE SEAL, 1997]



COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY                       /s/
         (NEW YORK, NY)  TRANSFER AGENT                  Chairman of the Board,
                          AND REGISTRAR   Chief Executive Officer and President
BY


                                                                  /s/ SUSAN COX
                   AUTHORIZED SIGNATURE                               Secretary
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                                IMPORTANT NOTICE

        The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section
2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

        The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the number or value of outstanding shares of any class of Equity Stock (or, in the case of a Look-Through Entity, in excess of 15% of the number or value of outstanding shares of any class of Equity Stock), (ii) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or
(iv) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                                  ------------
          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
      OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                                  ------------

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -             Custodian
                    -----------           -------------
                    (Custodian)              (Minor)

                    under Uniform Gifts to Minors

                    Act of
                           -------------------
                                (State)

    Additional abbreviations may also be used though not in the above list.


For Value Received,                        hereby sell, assign and transfer unto
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

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PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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                                       shares of Common Stock of the Corporation
--------------------------------------
represented by this Certificate, and do hereby irrevocably constitute and

appoint                                                               , Attorney
       --------------------------------------------------------------
to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.